Exhibit 2.3

FORM OF

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of [•], 2018 (the “Agreement”), by and among US LBM Holdings, Inc., a Delaware corporation (the “Corporation”), BEP/US LBM Blocker Corporation, a Delaware corporation (“BlackEagle Blocker”), KIA IX (Hammer) Blocker, LLC, a Delaware limited liability company (“Kelso Blocker”), Kelso Hammer Co-Investment Blocker, LLC, a Delaware limited liability company (“Co-Investment Blocker”), LBM Acquisition Vehicle, LLC, a Delaware limited liability company (“Acquisition Vehicle”), and LBM Vehicle Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Corporation has approved and deemed advisable and in the best interests of the Corporation and its stockholders (i) the merger of BlackEagle Blocker with and into the Corporation, with the Corporation as the surviving company (“Merger 1”), (ii) the merger of Kelso Blocker with and into the Corporation, with the Corporation as the surviving company (“Merger 3”) and (iii) the merger of Co-Investment Blocker with and into the Corporation, with the Corporation as the surviving company (“Merger 4”), each pursuant to the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”) and the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), as applicable, upon the terms and conditions herein set forth;

WHEREAS, pursuant to the provisions of the DGCL and upon the terms and conditions herein set forth, the Board of Directors of BlackEagle Blocker has approved and deemed Merger 1 advisable and in the best interest of BlackEagle Blocker and its sole stockholder;

WHEREAS, pursuant to the provisions of the DGCL and upon the terms and conditions herein set forth, the Board of Directors of Merger Sub has approved and deemed advisable and in the best interests of Merger Sub and its sole stockholder, the merger of Merger Sub with and into Acquisition Vehicle, with Acquisition Vehicle as the surviving company (“Merger 2” and, collectively with Merger 1, Merger 3 and Merger 4, the “Mergers” and each, a “Merger”);

WHEREAS, pursuant to the provisions of the LLC Act and upon the terms and conditions herein set forth, KIA IX (Hammer) Investor, L.P., the managing member of Acquisition Vehicle, has approved and deemed Merger 2 advisable and in the best interests of Acquisition Vehicle;

WHEREAS, pursuant to the provisions of the LLC Act and upon the terms and conditions herein set forth, KIA IX (Hammer DE), L.P., the sole member of Kelso Blocker, has approved and deemed Merger 3 advisable and in the best interests of Kelso Blocker;

WHEREAS, pursuant to the provisions of the LLC Act and upon the terms and conditions herein set forth, Kelso Hammer Co-Investment (DE), L.P., the sole member of Co-Investment Blocker, has approved and deemed Merger 4 advisable and in the best interests of Co-Investment Blocker; and

WHEREAS, each Merger is intended to be treated as a reorganization described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, and in accordance with the provisions of the LLC Act and the DGCL, the parties hereto agree as follows:

1.                                      The Mergers.

1.1.                            Merger 1.  In accordance with the provisions of this Agreement and the DGCL, BlackEagle Blocker shall be merged with and into the Corporation.  From and after the Merger 1 Effective Time (as defined below), the separate existence of BlackEagle Blocker shall cease and the Corporation shall be the surviving company (the “Merger 1 Surviving Company”) and shall continue its corporate existence under the laws of the State of Delaware.

1.2.                            Merger 2.  In accordance with the provisions of this Agreement and the DGCL and the LLC Act, as applicable, Merger Sub shall be merged with and into Acquisition Vehicle.  From and after the Merger 2 Effective Time (as defined below), the separate existence of Merger Sub shall cease and Acquisition Vehicle shall be the surviving company (the “Merger 2 Surviving Company”) and shall continue its limited liability company existence under the laws of the State of Delaware.

1.3.                            Merger 3.  In accordance with the provisions of this Agreement, the DGCL and the LLC Act, as applicable, Kelso Blocker shall be merged with and into the Corporation.  From and after the Merger 3 Effective Time (as defined below), the separate existence of Kelso Blocker shall cease and the Corporation shall be the surviving company (the “Merger 3 Surviving Company”) and shall continue its corporate existence under the laws of the State of Delaware.

1.4.                            Merger 4.  In accordance with the provisions of this Agreement, the DGCL and the LLC Act, as applicable, Co-Investment Blocker shall be merged with and into the Corporation.  From and after the Merger 4 Effective Time (as defined below), the separate existence of Co-Investment Blocker shall cease and the Corporation shall be the surviving company (the “Merger 4 Surviving Company” and, collectively with the Merger 1 Surviving Company and the Merger 3 Surviving Company, the “Surviving Company”) and shall continue its corporate existence under the laws of the State of Delaware.

1.5.                            The name of the Surviving Company will be US LBM Holdings, Inc.  The Mergers shall have the effects set forth in Sections 251 and 259 of the DGCL (with respect to Merger 1) and Sections 259 and 264 of the DGCL and Section 18-209 of the LLC Act (with respect to Merger 3 and Merger 4) and the Surviving Company shall possess all the rights, privileges, immunities, powers and franchises of BlackEagle Blocker, Kelso Blocker and Co-Investment Blocker, and shall by operation of law become liable for all the debts, liabilities, obligations and duties of BlackEagle Blocker, Kelso Blocker and Co-Investment Blocker to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by the Corporation, as provided in the DGCL and the LLC Act, as applicable.

1.6.                            The name of the Merger 2 Surviving Company will be LBM Acquisition Vehicle, LLC.  Merger 2 shall have the effect set forth in Section 264 of the DGCL and Section 18-209 of the LLC Act and the Merger 2 Surviving Company shall possess all the rights, privileges, immunities, powers and franchises of Merger Sub, and shall by operation of law become liable for all the debts, liabilities, obligations and duties of Merger Sub to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by Acquisition Vehicle, as provided in the DGCL and the LLC Act, as applicable.

1.7.                            Merger 1 shall become effective at the time designated in a properly executed certificate of merger, together with any other documents, filings or recordings required to effectuate Merger 1, filed with the Secretary of State of Delaware in accordance with DGCL (the “Merger 1 Effective Time”).  Immediately following the Merger 1 Effective Time, Acquisition Vehicle shall file a certificate of merger with respect to Merger 2, together with any other documents, filings or recordings required to effectuate Merger 2, with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL and LLC Act, as applicable, and Merger 2 shall become effective at such time (the “Merger 2 Effective Time”).  No earlier than one day following the Merger 1 Effective Time and concurrently with the filing contemplated in Merger 4, the Surviving Company shall file a certificate of merger with respect to Merger 3, together with any other documents, filings or recordings required to effectuate Merger 3, with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL and LLC Act, as applicable, and Merger 3 shall become effective at such time (the “Merger 3 Effective Time”).  No earlier than one day following the Merger 1 Effective Time and concurrently with the filing contemplated in Merger 3, the Surviving Company shall file a certificate of merger with respect to Merger 4, together with any other documents, filings or recordings required to effectuate Merger 4, with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL and LLC Act, as applicable, and Merger 4 shall become effective at such time (the “Merger 4 Effective Time” and, collectively with the Merger 1 Effective Time, the Merger 2 Effective Time and the Merger 3 Effective Time, the “Effective Times” and each, an “Effective Time”).

2.                                      Effect on Capital Stock and Limited Liability Company Interests

2.1.                            Merger 1.  The shares of capital stock of BlackEagle Blocker outstanding immediately prior to the Merger 1 Effective Time shall, by virtue of Merger 1 and without any action on the part of the holder thereof, be automatically converted into that number of validly issued, fully paid and non-assessable shares of Class A common stock of the Corporation (“Class A Common Stock”) equal to the number of LBM Midco, LLC units (“Midco Units”) held by BlackEagle Blocker immediately prior to the Merger 1 Effective Time (after taking into account the expected impact of any incentive equity issued by LBM Acquisition, LLC (“Acquisition”)).

2.2.                            Merger 2.

(a)                                 The shares of capital stock of Merger Sub outstanding immediately prior to the Merger 2 Effective Time shall, by virtue of Merger 2 and without any action on the part of Merger Sub or the holder thereof, be automatically converted into all of the limited liability company interests in the Merger 2 Surviving Company which, as a result of the actions set forth in Section 2.2(b), shall constitute the only outstanding limited liability company interests of the Merger 2 Surviving Company.  The Corporation, as the former holder of capital stock of Merger Sub shall, at the Merger 2 Effective Time, be admitted as the sole member of the Merger 2 Surviving Company.

(b)                                 Each limited liability company interest of Acquisition Vehicle outstanding immediately prior to the Merger 2 Effective Time shall, by virtue of Merger 2 and without any action on the part of Acquisition Vehicle or the holders thereof, be automatically converted into and thereafter represent the right to receive one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (the “Merger 2 Consideration”).  As of the Merger 2 Effective Time, all limited liability company interests of Acquisition Vehicle outstanding immediately prior to the Merger 2 Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such limited liability company interest shall cease to have any rights with respect thereto, except the right to receive the Merger 2 Consideration to be paid in consideration therefor.

2.3.                            Merger 3.  The limited liability company interests of Kelso Blocker outstanding immediately prior to the Merger 3 Effective Time shall, by virtue of Merger 3 and without any action on the part of the holder thereof, be automatically converted into that number of validly issued, fully paid and non-assessable shares of Class A Common Stock equal to the number of Midco Units held by Kelso Blocker immediately prior to the Merger 3 Effective Time (after taking into account the expected impact of any incentive equity issued by Acquisition).

2.4.                            Merger 4.  The limited liability company interests of Co-Investment Blocker outstanding immediately prior to the Merger 4 Effective Time shall, by virtue of Merger 4 and without any action on the part of the Corporation or the holder thereof, be automatically converted into that number of validly issued, fully paid and non-assessable shares of Class A Common Stock equal to the number of Midco Units held by Co-Investment Blocker immediately prior to the Merger 4 Effective Time (after taking into account the expected impact of any incentive equity issued by Acquisition).

2.5.                            Pursuant to that certain resolution of the Sole Member and Manager of the Merger 2 Surviving Company, dated [•], 2018, all shares of Class B common stock of the Corporation acquired by the Merger 2 Surviving Company in connection with the consummation of Merger 2 shall be distributed to the Corporation.  Pursuant to that certain resolution of the Board of Directors of the Corporation, dated [•], 2018, all shares of Class B common stock of the Corporation acquired by the Corporation in connection with the consummation of the Mergers (including pursuant to the immediately preceding sentence) shall be automatically canceled and shall cease to exist.

2.6.                            Except as provided in Section 2.6, each share of capital stock of the Corporation issued and outstanding immediately prior to the applicable Effective Time shall continue to be outstanding and represent one share of capital stock of the Surviving Company.

3.                                      Representations and Warranties of Each Party.  Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

3.1.                            Other than adoption of this agreement by stockholders of each of the BlackEagle Blocker, the Kelso Blocker, the Co-Investment Blocker and the Corporation, the execution, delivery and performance by such party of this Agreement has been duly authorized by all necessary action.  Such party is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.

3.2.                            Such party has the requisite power, authority and legal right to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

4.                                      Representations and Warranties of BlackEagle Blocker.  BlackEagle Blocker hereby represents and warrants to all of the other parties hereto as follows:

4.1.                            BlackEagle Blocker’s sole asset consists of limited liability company interests of LBM Midco, LLC.  Other than such limited liability company interests of LBM Midco, LLC, the only assets ever held by BlackEagle Blocker were limited liability company interests of US LBM Investors, LLC and US LBM Intermediate Investors, LLC.  BlackEagle Blocker (i) was formed solely for the purpose of holding limited liability company interests of US LBM Investors, LLC and US LBM Intermediate Investors, LLC, (ii) engages in no business activities and (iii) to its knowledge after due inquiry, has no liabilities or obligations, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due except for taxes attributable to the income of US LBM Intermediate Investors, LLC, US LBM Investors, LLC and LBM Acquisition, LLC that are allocated to such entity and pursuant to this Agreement.

5.                                      Certificate of Incorporation and Certificate of Formation

5.1.                            The certificate of incorporation of the Corporation as in effect immediately prior to the applicable Effective Time shall be the certificate of incorporation of the Surviving Company.

5.2.                            The certificate of formation of Acquisition Vehicle as in effect immediately prior to the Merger 2 Effective Time shall be the certificate of formation of the Merger 2 Surviving Company.

6.                                      Bylaws and Limited Liability Company Agreement

6.1.                            The bylaws of the Corporation as in effect immediately prior to the applicable Effective Time shall be the bylaws of the Surviving Company.

6.2.                            The limited liability company agreement of Acquisition Vehicle as in effect immediately prior to the Merger 2 Effective Time shall be the limited liability company agreement of the Merger 2 Surviving Company.

7.                                      Directors and Officers

From and after the applicable Effective Time, the directors of the Corporation shall continue to be the directors of the Surviving Company.  From and after the applicable Effective Time, the officers of the Corporation shall continue to be the officers of the Surviving Company.

8.                                      Miscellaneous

8.1.                            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

8.2.                            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized representatives as of the date first above written.

US LBM HOLDINGS, INC.

By:
Name:	Michelle Pollock
Title:	Senior Vice President, Secretary and
General Counsel

BEP/US LBM BLOCKER CORPORATION

By:
Name:	Jason Runco
Title:	President

KIA IX (HAMMER) BLOCKER, LLC

By: KIA IX (HAMMER DE), L.P., its sole member

By: KIA IX (HAMMER) GP, L.P.,
its general partner

By: KELSO GP IX, LLC,
its general partner

By:
Name:	James J. Connors, II
Title:	Managing Member

[Signature Page to Merger Agreement]

KELSO HAMMER CO-INVESTMENT BLOCKER, LLC

By: KELSO HAMMER CO-INVESTMENT (DE), L.P., its sole member

By: KIA IX (HAMMER) GP, L.P.,
its general partner

By: KELSO GP IX, LLC,
its general partner

By:
Name:	James J. Connors, II
Title:	Managing Member

LBM ACQUISITION VEHICLE, LLC

By:	KIA IX (HAMMER) INVESTOR, L.P.,
as managing member

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:
Name: James J. Connors, II
Title: Managing Member

LBM VEHICLE MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Merger Agreement]